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                         Extension and Amendment

Borrower:      Marcam Corporation
Address:       95 Wells Avenue
               Newton, Massachusetts 02159
Date:          July 23, 1996

     THIS EXTENSION AND AMENDMENT ("Amendment") is entered into as of the above date between GREYROCK BUSINESS CREDIT, a Division of NationsCredit Commercial Corporation (formerly Greyrock Capital Group Inc.) ("GBC"), whose address is 300 North Continental Blvd., Suite 200, El Segundo, California 90245 and the borrower named above ("Borrower") with respect to the Loan and Security Agreement between GBC and Borrower, dated August 29, 1995 (as amended, the "Loan Agreement"). (This Amendment, the Loan Agreement, any prior written amendments to said agreements signed by GBC and the Borrower, and all other written documents and agreements between GBC and the Borrower are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

The Parties agree as follows

     1. Extension. Section 4 of the Schedule, which presently reads "August 31, 1996, subject to automatic renewal as provided in Section 6.1 above, and early termination as provided in Section 6.2 above." is amended to read as follows:

     "August 31, 1997, subject to automatic renewal as provided in Section 6.1 above, and early termination as provided in Section 6.2 above."

     2. Renewal Fee. Borrower shall concurrently pay GBC a renewal fee in the amount of $60,000, which shall be non-refundable and in addition to all interest and other fees and charges. Said fee may be charged by GBC to Borrower's loan account.

     3. Float Days. Effective September 1, 1996, the first sentence of Section 9.1, which presently reads "During any period the Non-Streamlined Facility is in effect, in computing interest on the Obligations, all checks, wire transfers and other items of payment received by GBC (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by GBC on account of the Obligations three Business Days after receipt by GBC of immediately available funds." is amended by changing the words "three Business Days after receipt" to read "on the date of receipt".
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     4.  Minimum Interest. Effective September 1, 1996, the following is hereby deleted from Section 2 of the Schedule:

     "and provided that the interest charged for each fiscal quarter shall be a minimum of $15,000 (prorated for partial fiscal quarters at the beginning and end of the term hereof, regardless of the amount of the Obligations outstanding. In the event the interest paid for any fiscal quarter is less than $15,000 (prorated for partial fiscal quarters at the beginning and end of the term hereof), Borrower shall pay GBC the difference within ten days after the end of the fiscal quarter (or, if earlier, on termination of this Agreement)."

     5. Representations True. Borrower represents and warrants to GBC that all representations and warranties set forth in the Loan Agreement are true and correct. With respect to the representation contained Section 3.8 of the Agreement, Borrower makes the representation having reference to the matters identified in the attached Schedule 3.8; with respect to Section 3.10 of the Agreement, Borrower makes the representation having reference to the Litigation Update dated May 7, 1996 which has previously been given to GBC.

     6. General Provisions. The consents set forth above shall not be deemed to be a consent to any other transfer of Collateral or guaranty, whether or not similar to the foregoing. This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:                           GBC:

MARCAM CORPORATION                  GREYROCK BUSINESS CREDIT,
                                    a Division of
                                    NationsCredit Commercial Corporation


By                                  By
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  President or Vice President       Title
                                         ----------------------------------
By
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    Secretary or Ass't Secretary